Exhibit 1.1

Execution Version

TC PipeLines, LP

$200,000,000 of Common Units Representing Limited Partner Interests

EQUITY DISTRIBUTION AGREEMENT

August 19, 2014

Wells Fargo Securities, LLC

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

SunTrust Robinson Humphrey, Inc.

UBS Securities LLC

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

TC PipeLines, LP, a Delaware limited partnership (the “Partnership”) confirms its agreement (this “Agreement”) with Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and UBS Securities LLC (each, a “Manager” and collectively, the “Managers”) as follows:

1.   Description of Units.

The Partnership proposes to issue and sell through the Managers, each acting as agent and/or principal, common units representing limited partner interests in the Partnership (“Common Units”) having an aggregate gross sales price of up to $200,000,000 (the “Units”) from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement.  The Partnership agrees that whenever it determines to sell Units directly to any Manager as principal it will enter into a separate written agreement containing the terms and conditions of such sale with such Manager (a “Terms Agreement”).

The Partnership has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-196523), including a base prospectus, relating to the Units to be issued from time to time by the Partnership, and which incorporates by reference documents that the Partnership has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).  The Partnership has prepared a prospectus supplement specifically relating to the Units (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement.  The Partnership will furnish to the Managers, for use by the Managers, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Units.  The

“Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Units, which time shall be considered the “new effective date” of the Registration Statement with respect to the Units within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto at such time, the documents and information incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B.  The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Partnership with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.”  Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.  For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.

TC PipeLines GP, Inc., a Delaware corporation (the “General Partner”), is a wholly owned subsidiary of TransCanada PipeLines Limited, a Canadian corporation (“TransCanada”). The General Partner is the general partner of the Partnership, TC GL Intermediate Limited Partnership, a Delaware limited partnership (“TCGL Intermediate Partnership”), TC Tuscarora Intermediate Limited Partnership, a Delaware limited partnership (“TCT Intermediate Partnership”), and TC PipeLines Intermediate Limited Partnership, a Delaware limited partnership (“TCP Intermediate Partnership” and, together with TCGL Intermediate Partnership and TCT Intermediate Partnership, the “Intermediate Partnerships”). The Partnership owns all of the limited partner interests in each of the Intermediate Partnerships. TCGL Intermediate Partnership owns a 46.45% general partner interest in Great Lakes Gas Transmission Limited Partnership, a Delaware limited partnership (“Great Lakes”). TCT Intermediate Partnership owns (directly and indirectly) a 100% general partner interest in Tuscarora Gas Transmission Company, a Nevada general partnership (“Tuscarora”). TCP Intermediate Partnership owns a 70% membership interest in Bison Pipeline LLC, a Delaware limited liability company (“Bison”), a 70% membership interest in Gas Transmission Northwest LLC, a Delaware limited liability company (“GTN”), a 50% general partner interest in Northern Border Pipeline Company, a Texas general partnership (“NBPC”), and a 100% membership interest in North Baja Pipeline, LLC, a Delaware limited liability company (“North Baja”).  The Partnership and the General Partner are collectively referred to herein as the “TCP Parties.”  The Partnership, the General Partner and the Intermediate Partnerships are collectively referred to herein as the “Partnership Entities.”

2.   Representations and Warranties.

(a)                                 Representations and Warranties by the Partnership.  The Partnership represents and warrants to the Managers as of the date hereof and as of each Representation Date (as defined below), as of each Applicable Time (as defined below) and as of each Settlement Date (as defined below) (in each case as if such representations and warranties were made as of such date, but modified to relate to the Registration Statement, the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date) and agrees with the Managers, as follows:

(1)                                 Compliance with Registration Requirements.  The Units have been duly registered under the Securities Act pursuant to the Registration Statement.  The Registration Statement has become effective under the Securities Act, or, with respect to any registration statement to be filed to register the offer and sale of the Units pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Securities Act no later than 10:00 p.m. (New York City time), on the date of determination of the public offering price for the Units, and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement or the Prospectus, or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Partnership, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the applicable requirements of the Securities Act.  The conditions for the use of Form S-3, as set forth in the General Instructions thereto, have been complied with and the Registration Statement meets, and the offering and sale of the Units as contemplated hereby complies with, the applicable requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(1)(x)).  The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Partnership in writing by the Managers expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be the name of each Manager (the “Agent Information”).

The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, any other preliminary prospectus and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Managers (electronically or otherwise) in connection with the offering of the Units were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Each of the Partnership and the Managers agrees that it has not made and will not make any offer related to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433 of the Securities Act.

For purposes of each offering of the Units pursuant to transactions under this Agreement that is not a firm commitment underwriting, the Partnership will be an “ineligible issuer” (as defined in Rule 405 of the Securities Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Securities Act.

Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(2)                                 Prior Written Communications.  Any offer that is a written communication relating to the Units made prior to the initial filing of the Registration Statement by the Partnership or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement.

(3)                                 Formation of the Partnership Entities, Great Lakes, NBPC and the Significant Subsidiaries.  Each of the General Partner and the Partnership has been duly formed and is validly existing in good standing as a corporation or limited partnership under the Delaware General Corporation Law (“DGCL”) or the Delaware Revised Uniform Limited Partnership Act (“DRULPA”), as the case may be.  Each of the General

Partner and the Partnership has full corporate or partnership power and authority to own or lease its properties and to conduct the businesses in which it is engaged, and, in the case of the General Partner, to act as the general partner of the Partnership and each of the Intermediate Partnerships, in each case in all material respects as described in the Registration Statement and the Prospectus.  Each of the Intermediate Partnerships, Great Lakes, NBPC and each of the Partnership’s subsidiaries that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) has been duly formed and is validly existing in good standing as a general partnership, limited partnership or limited liability company, as the case may be, with full partnership or limited liability company power and authority to own or lease its properties and to conduct the businesses in which it is engaged, in each case in all material respects as described in the Registration Statement and the Prospectus.

(4)                                 Qualification of the Partnership Entities, Great Lakes, NBPC and the Significant Subsidiaries.  Each of the Partnership Entities, Great Lakes, NBPC and the Significant Subsidiaries is duly registered or qualified as a foreign corporation, general partnership, limited partnership or limited liability company, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or otherwise), business, prospects, assets or results of operations of the Partnership and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.

(5)                                 Ownership of the General Partner Interests.  The General Partner is the sole general partner of the Partnership and each of the Intermediate Partnerships with a 1.0% general partner interest in the Partnership and a 1.0101% general partner interest in each of the Intermediate Partnerships; such general partner interests have been duly authorized and validly issued in accordance with the partnership agreement of the Partnership, as amended to date (the “Partnership Agreement”), or the partnership agreements of each of the Intermediate Partnerships, each as amended to date (collectively, the “Intermediate Partnership Agreements”); and the General Partner owns such general partner interests free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests or claims.

(6)                                 Capitalization.  As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 62,327,766 Common Units and the Incentive Distribution Rights (as defined in the Partnership Agreement, the “Incentive Distribution Rights”).  All outstanding Common Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the DRULPA and as otherwise disclosed in the Base Prospectus).  The Common Units and the Incentive Distribution

Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

(7)                                 Ownership of the Limited Partner Interests in the Intermediate Partnerships and Certain Subsidiaries.  The Partnership owns a 98.9899% limited partner interest in each of the Intermediate Partnerships; TCP Intermediate Partnership owns a 70% membership interest in Bison; TCGL Intermediate Partnership owns a 46.45% general partner interest in Great Lakes; TCP Intermediate Partnership owns a 70% membership interest in GTN; TCP Intermediate Partnership owns a 50% general partner interest in NBPC; TCP Intermediate Partnership owns a 100% membership interest in North Baja; and TCT Intermediate Partnership owns (directly and indirectly through TC Pipelines Tuscarora LLC) a 100% general partner interest in Tuscarora.  Such general partner interests, limited partner interests or membership interests, as the case may be, have been duly authorized and validly issued in accordance with the applicable partnership agreement, limited partnership agreement, Intermediate Partnership Agreement or limited liability company agreement, as the case may be, and, in the case of any limited partnership interest, Intermediate Partnership interest or limited liability company member interest, are fully paid (to the extent required under the applicable limited partnership agreement, Intermediate Partnership Agreement or limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the DRULPA or the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the Partnership owns such limited partner interests and each Intermediate Partnership own such general partner interests or membership interests, as the case may be, free and clear of all liens, encumbrances, security interests or claims.

(8)                                 No Other Subsidiaries.  Other than (i) the Partnership’s ownership interest in the Intermediate Partnerships and (ii) the Intermediate Partnerships’ ownership interests in each of Bison, Great Lakes, GTN, NBPC, North Baja, Tuscarora and TC Pipelines Tuscarora LLC, as applicable, neither the Partnership nor the Intermediate Partnerships own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.  Other than its ownership of its partnership interests in the Partnership and each of the Intermediate Partnerships, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(9)                                 No Preemptive Rights, Registration Rights or Options.  Except as described in the Registration Statement and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or equity interests of the Partnership Entities, in each case pursuant to the agreement or certificate of limited partnership, the certificate of incorporation or other incorporation or organizational documents (collectively, the “Organizational Documents”) of any of the Partnership Entities, or any other agreement or instrument to which any such entity is a party or by which any of them may be bound.  Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than as provided in the

Registration Statement, the Prospectus and the Partnership Agreement.  There are no outstanding options or warrants to purchase any Common Units.

(10)                          Authorization, Execution and Delivery of Agreement.  This Agreement has been duly authorized, validly executed and delivered by the Partnership.

(11)                          Enforceability of Other Agreements.  The Organizational Documents of each of the Partnership Entities, Great Lakes, NBPC and the Significant Subsidiaries have been duly authorized, validly executed and delivered and if applicable, are valid and legally binding agreements, enforceable against the parties thereto in accordance with their terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(12)                          No Conflicts.  None of the execution, delivery and performance of this Agreement by the Partnership or the offering and sale by the Partnership of the Units hereunder, or the consummation of the transactions contemplated hereby or thereby by the Partnership (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of the Partnership Entities, Bison, Great Lakes, GTN, NBPC or North Baja, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities, Great Lakes, NBPC, Tuscarora or the Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities, Great Lakes, NBPC, Tuscarora or the Significant Subsidiaries any of their properties in a proceeding to which any of them is a party or to which their property is bound, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, Great Lakes, NBPC, Tuscarora or the Significant Subsidiaries, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the Partnership to perform its obligations under this Agreement.

(13)                          No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities, Great Lakes, NBPC or the Significant Subsidiaries or any of their respective properties is required in connection with the offering and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership, or the consummation by the

Partnership of the transactions contemplated by this Agreement, except for such consents required under the Securities Act and state securities or “Blue Sky” laws.

(14)                          No Default.  None of the Partnership Entities, Great Lakes, NBPC or the Significant Subsidiaries is (i) in violation of its Organizational Documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, or (iii) in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or would materially impair the ability of the Partnership to perform its obligations under this Agreement.

(15)                          Independent Registered Public Accounting Firm.  The independent registered public accounting firm, KPMG LLP, who has audited the financial statements of the Partnership, Great Lakes and NBPC included in the Registration Statement and the Prospectus (or any amendment or supplement thereto), is a registered independent public accounting firm with respect to the Partnership, Great Lakes and NBPC, as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (“PCAOB”).

(16)                          Financial Statements.  At March 31, 2014, the Partnership had a capitalization as indicated in the Registration Statement and the Prospectus (and any amendment and supplement thereto).  The historical financial statements (including the related notes and supporting schedules) of the Partnership, Great Lakes and NBPC included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial position, results of operations and cash flows of the Partnership, Great Lakes and NBPC on the basis stated therein at the respective dates or for the respective periods which have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) consistently applied through the periods involved, except to the extent disclosed therein.

(17)                          No Material Adverse Change.  None of the Partnership Entities, Bison, Great Lakes, GTN, NBPC or North Baja has sustained, since the date of the latest financial statements included in the Registration Statement and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect.  Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) none of the Partnership Entities, Great Lakes, NBPC, Tuscarora or the Significant Subsidiaries has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the Partnership Entities, Great Lakes, NBPC, Tuscarora and the Significant Subsidiaries, taken as a whole, (ii)  there has not been any material change in the capitalization or material increase in the long-term debt of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja or Tuscarora that, individually or in the aggregate, is material to the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja and Tuscarora, taken as a whole, and (iii) there has not been any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change in or affecting the general affairs, condition (financial or other), business, assets or results of operations of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja and Tuscarora, taken as a whole.

(18)                          Title to Properties of the Partnership Entities.  None of the Partnership Entities owns in fee simple or under lease any real property or buildings; the Partnership Entities have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Partnership Entities.

(19)                          Title to Properties of Great Lakes, NBPC and the Significant Subsidiaries.  Great Lakes, NBPC and the Significant Subsidiaries have good and marketable title to all real and personal property necessary to own and operate their respective assets as described in the Registration Statement and the Prospectus, free and clear of all liens, claims, encumbrances, charges, security interests and defects, except (i) as described in the Registration Statement and the Prospectus and (ii) such as do not materially interfere with the ownership, operation or benefits of ownership of their assets or materially increase the cost of operation or ownership of their assets, provided that, (a) with respect to the gas transmission pipelines and right-of-way interests related thereto (the “Pipeline Properties”) the foregoing shall only constitute a representation that, except as described in the Registration Statement and the Prospectus, (x) each of Great Lakes, NBPC and the Significant Subsidiaries has sufficient title to enable it to use such Pipeline Properties in its business as they have been used in the past and as are proposed to be used in the future, as described in the Registration Statement and the Prospectus, and (y) any lack of title has not had and will not have any material adverse effect on the ability of Great Lakes, NBPC and the Significant Subsidiaries to use such Pipeline Properties as they have been used in the past and are proposed to be used in the future, as described in the Registration Statement and the Prospectus, and will not materially increase the cost of such use, and (b) with respect to any real property, buildings and equipment held under lease by Great Lakes, NBPC and the Significant Subsidiaries, such real property, buildings and equipment are held by Great Lakes, NBPC or the Significant Subsidiaries, as applicable, under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property, buildings and equipment by such person.

(20)                          Permits.  Each of the Partnership Entities, Great Lakes, NBPC and the Significant Subsidiaries has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus and except for such permits the failure of which to have obtained would not have, individually or in the aggregate, a material adverse effect upon the ability of the Partnership Entities, Great Lakes, NBPC or the Significant Subsidiaries to conduct their businesses in all material respects as currently conducted and as contemplated by the Registration Statement and the Prospectus to be conducted; each of the Partnership Entities, Great Lakes, NBPC or the Significant Subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such failures to perform, revocations, terminations and impairments that would not have a material adverse effect upon the ability of the Partnership Entities, Great Lakes, NBPC or the Significant Subsidiaries to conduct their businesses in all material respects as currently conducted and as contemplated by the Registration Statement and the Prospectus to be conducted, subject in each case to such qualification as may be set forth in the Registration Statement and the Prospectus.

(21)                          Books and Records.  The Partnership (i) makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(22)                          Disclosure Controls.  The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that (i) are designed to ensure that material information relating to the Partnership, including its subsidiary limited partnerships, is made known to the General Partner’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness and presented conclusions regarding such effectiveness in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013; and (iii) as of December 31, 2013, were effective in ensuring that the information required to be disclosed by the Partnership in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms.

(23)                          Internal Control over Financial Reporting. The Partnership’s internal control over financial reporting was effective as of March 31, 2014 to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP.  The Partnership is not aware of any significant deficiencies or material weaknesses in its internal control over financial reporting.

(24)                          No Recent Changes to Internal Controls.  Since the date of the most recent evaluation of the disclosure controls and procedures described in Section 2.  (a)(22), there have been no changes in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

(25)                          Compliance with Sarbanes-Oxley.  The Partnership is in compliance in all material respects with all applicable and effective provisions of the Sarbanes-Oxley Act.

(26)                          Tax Returns.  Each of the Partnership Entities, and, to the knowledge of the Partnership, each of Great Lakes, NBPC and the Significant Subsidiaries has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date of this Agreement, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with U.S. GAAP or (ii) that, if not paid, would not have a Material Adverse Effect.

(27)                          ERISA.  With respect to each employee benefit plan, program and arrangement (governed by the laws of Canada or the United States, including, without limitation, any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) maintained or contributed to by the Partnership, or with respect to which the Partnership could incur any liability under ERISA (collectively, the “Benefit Plans”), no event has occurred, in connection with which the Partnership could be subject to any liability under the terms of such Benefit Plan, applicable law (including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended) or any applicable agreement that could have a Material Adverse Effect, or subject the limited partners of the Partnership to any material liability or disability.

(28)                          Investment Company.  The Partnership is not now, and after issuance and sale of the Units to be issued and sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds” will not be, an “investment company” within the meaning of the Investment Company Act.

(29)                          Environmental Compliance.  Except as described in the Registration Statement and the Prospectus, each of the Partnership Entities, Great Lakes, NBPC and the Significant Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as defined below) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except as to (i)-(iv) above where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect.  The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(30)                          No Labor Dispute.  No labor dispute with the employees of the Partnership Entities, NBPC or Tuscarora exists or, to the knowledge of the Partnership Entities, is imminent or threatened, that would result in a Material Adverse Effect.

(31)                          Insurance.  Each of the Partnership Entities, Great Lakes, NBPC and the Significant Subsidiaries maintains insurance with insurers of recognized financial responsibility or such self-insurance covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated.  None of the Partnership Entities, Great Lakes, NBPC and the Significant Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.  All such insurance is outstanding and duly in force on the date hereof.  Each of the Partnership Entities, Great Lakes, NBPC and the Significant Subsidiaries is in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by any of the Partnership Entities, Great Lakes, NBPC or the Significant Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

(32)                          Litigation.  Except as described in the Registration Statement and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best of the Partnership’s knowledge, threatened, to which any member of the Partnership Entities, Great Lakes, NBPC or the Significant Subsidiaries is or may be a party or to which the business or property of any of the Partnership Entities, Great Lakes, NBPC or

the Significant Subsidiaries is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been formally proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities, Great Lakes, NBPC or the Significant Subsidiaries is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and sale of the Units, or (C) in any manner draw into question the validity of this Agreement.

(33)                          No Distribution of Other Offering Materials.  None of the TCP Parties has distributed or will distribute any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Securities Act, including Rule 134.

(34)                          Market Stabilization.  The TCP Parties have not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(35)                          Listing.  The Units have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(36)                          FCPA.  None of the Partnership Entities, nor any director or officer, nor to the knowledge of the Partnership, any agent or employee of any of the Partnership Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Partnership Entities have conducted their businesses in compliance with applicable anti-corruption laws to which they may be subject; and the Partnership Entities have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(37)                          Money Laundering.  The operations of the Partnership Entities are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes of jurisdictions where the Partnership Entities conduct business and rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership, threatened.

(38)                          OFAC.  None of the Partnership Entities, nor any director or officer, nor to the knowledge of the Partnership, any agent or employee of any Partnership Entity, is the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or entity, or in any country or territory, that at the time of such financing is the subject of any sanctions administered by OFAC.

(39)                          XBRL. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(40)                          Authorization of Units.  The Units to be purchased by, or sold through, any Manager hereunder have been duly authorized for issuance and sale to or through such Manager pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and (except as such nonassessibility may be affected by matters described in Section 17-607 and 17-804 of the Delaware LP Act) non-assessable.

(41)                          Actively Traded Security.  The Common Units are an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(42)                          Proprietary Trading by the Managers.  The Partnership acknowledges and agrees that the Managers have informed the Partnership that each Manager may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Units for its own account while this Agreement is in effect, and shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise agreed by such Manager in a Terms Agreement; provided, that no such purchase or sales by a Manager shall take place while a Terms Agreement is in effect with respect to such Manager (except (i) as agreed by such Manager in the Terms Agreement or (ii) to the extent such Manager may engage in sales of Units purchased or deemed purchased from the Partnership as a “riskless principal” or in a similar capacity).

(43)                          FINRA Matters.  To the knowledge of the Partnership, except as disclosed in the Registration Statement and the Prospectus, no director or officer of the TCP Parties has any association with any FINRA member.

3.  Sale and Delivery to the Managers; Settlement.

(a)                                 Sale of Units.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell through the Managers, acting as sales agents, and each Manager agrees to use its commercially reasonable efforts to sell, as agent for the Partnership, the Units on the following terms:

(1)                                 The Units are to be sold by one of the Managers on a daily basis or otherwise as shall be agreed to by the Partnership and such Manager on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Partnership, through any of the individuals listed as authorized representatives of the Partnership on Exhibit A hereto (which may be updated from time to time by a certificate from the Partnership to the Managers) (the “Authorized Partnership Representatives”) has instructed any of the individuals listed as authorized representatives of such Manager on Exhibit A hereto (which may be updated from time to time by a certificate from such Manager to the Partnership) (the “Authorized Manager Representatives”) by telephone (confirmed promptly by electronic mail) to make such sales, and (C) the Partnership has satisfied its obligations under Section 6.  of this Agreement. The Partnership will designate (i) the maximum amount of the Units to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and (ii) the minimum price per Unit at which such Units may be sold. Subject to the terms and conditions hereof, such Manager shall use its commercially reasonable efforts to sell on a particular day all of the Units designated for the sale by the Partnership on such day. The gross sales price of the Units sold under this Section 3(a) shall be the market price for the Partnership’s Common Units sold by such Manager under this Section 3(a) on the NYSE at the time of sale of such Units. For the avoidance of doubt, the Partnership shall submit instructions to sell Units to only one Manager, if any, on any single trading day.

(2)                                 The Partnership acknowledges and agrees that (i) there can be no assurance that any Manager will be successful in selling Units, (ii) no Manager will incur any liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Units as required under this Section 3 and (iii) no Manager shall be under any obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership in writing pursuant to a Terms Agreement.

(3)                                 Notwithstanding the foregoing, the Partnership, through any of the Authorized Partnership Representatives, may instruct the Authorized Manager Representatives by telephone (confirmed promptly by electronic mail) not to sell Units if such sales cannot be effected at or above the price designated by the Partnership in any such instruction. The Partnership or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Units with respect to which such Manager is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice. During any such period of suspension, the Partnership shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 4(n)—(p), be deemed to affirm any of the representations or warranties contained in this Agreement, or be obligated to conduct any due diligence session as referred to in Section (l)4(l) until the termination of the suspension and the recommencement of the offering of the Units pursuant to this Agreement (which recommencement shall constitute a Representation Date.

(4)                                 Subject to the terms of a Terms Agreement, the Managers may sell Units (i) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Units, (ii) to or through a market maker, or (iii) directly on or through an electronic communication network, a “dark pool” or any similar market venue.  Subject to the terms of a Terms Agreement, the Managers may also sell Units by any other method permitted by law, including but not limited to in privately negotiated transactions.

(5)                                 The compensation to each Manager for sales of the Units with respect to which such Manager acts as sales agent under this Agreement shall be up to 2% of the gross sales price of the Units sold pursuant to this Section 3(a) and payable as described in the succeeding subsection (6) below. The foregoing rate of compensation shall not apply when any Manager acts as principal, in which case the Partnership may sell Units to such Manager as principal at a price mutually agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The gross proceeds less any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”) shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).

(6)                                 Each Manager acting as sales agent hereunder shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Units with respect to which such Manager is acting as sales agent are sold under this Section 3(a) setting forth the number of the Units sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Partnership, and the compensation payable by the Partnership to such Manager with respect to such sales.

(b)                                 Settlement of Units.  Settlement for sales of Units pursuant to Section 3(a) will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”).

(c)                                  Delivery of Units.  On or before each Settlement Date, the Partnership will, or will cause its transfer agent to, electronically transfer the Units being sold by crediting the applicable Manager’s or its designee’s account (provided such Manager shall have given the Partnership written notice of such designee prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the Partnership and such Manager which in all cases shall be freely tradable, transferable units eligible for delivery through DTC.  On each Settlement Date, the applicable Manager will deliver the related Net Proceeds in same day funds to an account designated by the Partnership on, or prior to, the Settlement Date.  The Partnership agrees that if the Partnership, or its transfer agent (if applicable), defaults in its obligation to deliver Units on a Settlement Date, the Partnership agrees that in addition to and in no way limiting the rights and obligations set forth in Section 7(a) hereto, it will (i) indemnify and hold the applicable Manager harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Partnership or its transfer agent and (ii) pay to such Manager any commission to which it would otherwise have been entitled absent such default.  If any Manager breaches this Agreement by failing to deliver Net Proceeds to the Partnership on any Settlement Date for the Units delivered by the Partnership, the Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to the Manager.

(d)                                 Limitations on Offering Size.  Under no circumstances shall the Partnership cause or request the offer or sale of any Units, if after giving effect to the sale of such Units, the aggregate offering price of the Units sold pursuant to this Agreement would exceed the lesser of (A) the amount available for offer and sale under the currently effective Registration Statement, and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Partnership and notified to the Managers in writing.  Under no circumstances shall the Partnership cause or request the offer or sale of any Units pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Partnership and notified to the Managers in writing. Further, under no circumstances shall the aggregate offering price of Units sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed $200,000,000.

(e)                                  Black-out Limitations. Notwithstanding any other provision of this Agreement, the Partnership shall not offer or sell, or instruct any Manager to offer or sell, any Units through such Manager as agent (and, by notice to such Manager given by telephone (confirmed promptly by facsimile or email), shall cancel any instructions for any such offer or sale of any Units prior to the commencement of the periods referenced below), and such Manager shall not be obligated to make any such offer or sale of Units, (i) during any period in which the Partnership is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 3(f)(i) hereof, at any time during the period commencing on the 10th business day prior to the time the Partnership issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(f)                                   If the Partnership wishes to offer or sell Units to any Manager as agent at any time during the period from and including an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Partnership shall first (i) prepare and deliver to such Manager (with a copy to counsel to such Manager) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Manager, and, prior to its filing, obtain the written consent of such Manager to such filing (which consent shall not be unreasonably withheld), (ii) provide such Manager with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 4(n)-(p) hereof, (iii) afford such Manager the opportunity to conduct a due diligence review in accordance with Section 4(l) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission, then the provision of clause (ii) of Section 3(e) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be.  For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 3(f) shall not relieve the Partnership from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 4(n)-(p) hereof, and (B) this Section 3(f) shall in no way affect or limit the operation of clause (i) of Section 3(e) hereof, which shall have independent application.

4.  Covenants of the Partnership.

The Partnership covenants with the Managers as follows:

(a)                                 Registration Statement Amendments.  After the date of this Agreement and during any period in which a Prospectus relating to any Units is required to be delivered by any Manager under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Partnership will notify the Managers promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information relating thereto; (ii)  the Partnership will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Units or a security convertible into the Units unless a copy thereof has been submitted to the Managers within a reasonable period of time before the filing and the Managers have not reasonably objected thereto, unless the Partnership shall have determined based upon the advice of counsel that such amendment, supplement or filing is required by law (provided, however, that the failure of any Manager to make such objection shall not relieve the Partnership of any obligation or liability hereunder, or affect such Manager’s right to rely on the representations and warranties made by the Partnership in this Agreement), and the Partnership will furnish to the Managers at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iii) the Partnership will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b)                                 Notice of Commission Stop Orders.  The Partnership will advise the Managers, promptly after they receive notice or obtain knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Partnership becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Units.  The Partnership will use its reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Units for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof as soon as practicable.

(c)                                  Delivery of Registration Statement and Prospectus.  The Partnership will furnish to the Managers and their counsel (at the expense of the Partnership) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Units is required to be delivered under the Securities Act (including, if requested, all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Managers may from time to time reasonably request.  The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Continued Compliance with Securities Laws.  If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Units (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Managers or for the Partnership, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Partnership will promptly notify the applicable Manager to suspend the offering of Units during such period and the Partnership will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Partnership will furnish to the Managers such number of copies of such amendment or supplement as the Managers may reasonably request.

(e)                                  Blue Sky and Other Qualifications.  The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as any Manager may designate, will maintain such qualifications in effect so long as required for the distribution of the Units and will pay any fee of FINRA in connection with its review of the offering; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(f)                                   Rule 158.  The Partnership will make generally available to its unitholders as soon as practicable an earnings statement for the purposes of, and to provide to the Managers the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)                                  Use of Proceeds.  The Partnership will use the net proceeds received by it from the sale of the Units in the manner specified in the Prospectus under “Use of Proceeds.”

(h)                                 Listing.  During any period in which the Prospectus relating to the Units is required to be delivered by any Manager under the Securities Act with respect to a pending sale of the Units (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Partnership will use its commercially reasonable efforts to cause the Units to be listed on the NYSE.

(i)                                     Reporting Requirements.  The Partnership, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(j)                                    Notice of Other Sales.  At any time that sales of the Units have been made but not settled or at any time the Partnership has outstanding with any Manager any instructions to sell the Units but such instructions have not been fulfilled or cancelled, the Partnership will not, without (i) giving such Manager at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Manager suspending activity under this program for such period of time as requested by the Partnership or as deemed appropriate by the Manager in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Units or securities convertible into or exchangeable or exercisable for or repayable with Common Units, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Units, or any securities convertible into or exchangeable or exercisable for or repayable with Common Units, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) the Common Units to be offered and sold through any Manager pursuant to this Agreement and (y) equity incentive awards approved by the Board of Directors or the compensation committee thereof or the issuance of Common Units upon vesting thereof.

(k)                                 Change of Circumstances.  The Partnership will, at any time during a fiscal quarter in which the Partnership intends to instruct any Manager to sell Units under this Agreement or sell Units, advise the Managers promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Managers pursuant to this Agreement.

(l)                                     Due Diligence Cooperation.  The Partnership will cooperate with any reasonable due diligence review conducted by the Managers or their agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Partnership’s principal offices, as the Managers may reasonably request.

(m)                             Disclosure of Sales.  The Partnership will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Units sold through the Managers, the Net Proceeds to the Partnership and the compensation payable by the Partnership to the Managers with respect to such Units.

(n)                                 Representation Dates; Certificate.  On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and:

(1)                                 each time the Partnership:

(i)                                     files the Prospectus relating to the Units or amends or supplements the Registration Statement or the Prospectus relating to the Units by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Units;

(ii)                                  files an annual report on Form 10-K under the Exchange Act;

(iii)                               files a quarterly report on Form 10-Q under the Exchange Act; or

(iv)                              files a report on Form 8-K containing amended financial information (other than an earnings release or to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act;

(2)                                 at any time the Units are delivered to any Manager as principal pursuant to a Terms Agreement; and

(3)                                 at any other time reasonably requested by the Managers (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 4(n) shall be a “Representation Date”), the Partnership shall furnish the Managers (or in the case of clause (3) above, the relevant Manager party to such Terms Agreement) with a certificate, in the form attached hereto as Exhibit D within three Trading Days of any Representation Date.  The requirement to provide a certificate under this Section 4(n) shall be waived for any Representation Date occurring at a time at which no instruction by the Partnership to any Manager to sell Units under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Partnership delivers an instruction to any Manager to sell Units pursuant to Section 3(a) hereof (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Partnership files its annual report on Form 10-K.  Notwithstanding the foregoing, if the Partnership subsequently decides to sell Units following a Representation Date when the Partnership relied on such waiver and did not provide the Managers with a certificate under this Section 4(n), then before the Partnership delivers an instruction pursuant to Section 3(a) or any Manager sells any Units, the Partnership shall provide such Manager with a certificate, in the form attached hereto as Exhibit D, dated the date of such instruction.

(o)                                 Legal Opinion of Partnership Counsel.  On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Partnership shall cause to be furnished to the Managers a written opinion of Orrick, Herrington & Sutcliffe LLP (“Partnership Counsel”), or other counsel satisfactory to the Managers, in form and substance satisfactory to the Managers and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit C, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Managers with a letter (a “Reliance Letter”) to the effect that the Managers may rely on a prior opinion delivered under this Section 4(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(p)                                 Comfort Letter.  On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Partnership shall cause KPMG LLP (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Managers a letter or letters (the “Comfort Letters”) with respect to each of the Partnership, Great Lakes and NBPC, dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Managers, each (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q)                                 Opinion of Counsel for the Managers.  On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Managers shall have received the favorable written opinion or opinions of Baker Botts L.L.P., counsel for the Managers, dated such date, with respect to such matters as the Managers may reasonably request.

(r)                                    Market Activities.  The Partnership will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or (ii) sell, bid for, or purchase the Units to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Units to be issued and sold pursuant to this Agreement other than the Managers; provided, however, that the Partnership may bid for and purchase its Common Units in accordance with Rule 10b-18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Partnership during the three Trading Days before or after any sale of any Units pursuant to this Agreement.

(s)                                   No Offer to Sell.  The Partnership will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Units to be sold by the Managers as principal or agent hereunder.

(t)                                    Sarbanes-Oxley Act.  The Partnership will take all necessary action to comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act.

(u)                                 Regulation M.  If the Partnership has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Partnership or the Common Units, it shall promptly notify the Managers and sales of the Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

5.  Payment of Expenses.

The Partnership agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, and each amendment or supplement; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement and the Prospectus, and all amendments or supplements as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) any registration or qualification of the Units for offer and sale under the Units or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vi) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (vii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (viii) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (ix) the reasonable fees, disbursements and expenses of counsel for the Managers in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder.  Except as otherwise provided in this Section 5, the Managers will pay all of their own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.

6.  Conditions of the Managers’ Obligations.  The respective obligations of the Managers hereunder with respect to a sale of Units will be subject to the continuing accuracy and completeness of the representations and warranties of the Partnership contained in this Agreement or in certificates of any officer of the TCP Parties delivered pursuant to the provisions hereof, to the performance by the Partnership of its covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement.  The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Units pursuant to this Agreement and (ii) the sale of all Units contemplated to be issued by any instruction by the Partnership given to any Manager pursuant to Section 3(a).

(b)                                 No Material Notices.  None of the following events shall have occurred and be continuing: (i) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)                                  Material Changes.  Except as contemplated in the Prospectus, or disclosed in the Partnership’s reports filed with the Commission, there shall not have been any material adverse change in the general affairs, condition (financial or other), business, assets or results of operations of the Partnership and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business.

(d)                                 Opinion of Counsel for Partnership.  The Managers shall have received the favorable opinion of Partnership Counsel, required to be delivered pursuant to Section 4(o).

(e)                                  Representation Certificate.  The Managers shall have received the certificate required to be delivered pursuant to Section 4(n).

(f)                                   Accountant’s Comfort Letters.  The Managers shall have received the Comfort Letters required to be delivered pursuant Section 4(p).

(g)                                  Approval for Listing.  The Units shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Partnership shall have filed an application for listing of the Units on NYSE at, or prior to, the issuance of any instruction to any Manager to sell Units pursuant to Section 3(a).

(h)                                 No Objection.  Prior to the issuance of any instruction of the Partnership pursuant to Section 3(a), FINRA shall not have raised any objections with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i)                                     No Suspension.  Trading in the Units shall not have been suspended on the NYSE.

(j)                                    Additional Documents.  On each date on which the Partnership is required to deliver a certificate pursuant to Section 4(n), counsel for the Managers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Units as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(k)                                 Securities Act Filings Made.  All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any instruction of the Partnership pursuant to Section 3(a) shall have been made within the applicable time period prescribed for such filing by Rule 424.

7.  Indemnification and Contribution.

(a)                                 The Partnership agrees to indemnify and hold harmless each Manager, the directors, officers, employees and agents of each Manager, and each person who controls any Manager within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), or in any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the omission or alleged omission to state in any Prospectus or any Non-Prospectus Road Show a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Managers specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Managers consists of the information described as such in Section 2(a)(1) hereof.  This indemnity agreement will be in addition to any liability which the Partnership may otherwise have.

(b)                                 Each Manager, severally and not jointly, agrees to indemnify and hold harmless the Partnership, its directors, each of its officers who signs the Registration Statement, and each person who controls the Partnership within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity to such Manager, but only with reference to the Agent Information furnished to the Partnership by or on behalf of the Managers specifically for inclusion in the documents referred to in the foregoing indemnity, it being understood and agreed that the only such information furnished by or on behalf of the Managers consists of the information described as such in Section 2(a)(1).  This indemnity agreement will be in addition to any liability which each Manager may otherwise have.  The Partnership acknowledges that the Agent Information in the Prospectus constitutes the only information furnished in writing by or on behalf of the Managers for inclusion in the Prospectus or in any amendment or supplement thereto.

(c)                                  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership and each Manager, severally and not jointly, agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Partnership and such Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and by such Manager on the other from the offering of the Units; provided, however, that in no case shall any Manager be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership and each Manager, severally and not jointly, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership on the one hand and of such Manager on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Partnership, and benefits received by such Manager shall be deemed to be equal to the total commissions received by such Manager.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership on the one hand or such Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Partnership and the Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each person who controls any Manager within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of any

Manager shall have the same rights to contribution as the Managers, and each person who controls the Partnership within the meaning of either the Securities Act or the Exchange Act, each officer of the Partnership who shall have signed the Registration Statement and each director of the Partnership shall have the same rights to contribution as the Partnership, subject in each case to the applicable terms and conditions of this paragraph (d).

8.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Partnership or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Managers or controlling person, or by or on behalf of the Partnership, and shall survive delivery of the Units to any Manager.

9.  Termination of Agreement.

(a)                                 Termination by the Partnership.  The Partnership shall have the right, by giving notice as hereinafter specified to terminate this Agreement as to any or all Managers in its sole discretion at any time after the date of this Agreement; provided, however, that with respect to any pending sale, through any Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination.

(b)                                 Termination by any Manager.  Each Manager shall have the right, by giving notice as hereinafter specified to terminate its obligations under this Agreement in its sole discretion at any time after the date of this Agreement.

(c)                                  Automatic Termination.  Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the issuance and sale of all of the Units through the Managers on the terms and subject to the conditions set forth herein with an aggregate sale price equal to the amount set forth in Section 1 of this Agreement.

(d)                                 Continued Force and Effect.  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a), (b) or (c) above or otherwise by mutual agreement of the parties.

(e)                                  Effectiveness of Termination.  Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by such Manager or the Partnership, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Units, such Units shall settle in accordance with the provisions of this Agreement.

(f)                                   Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and except that, in the case of any termination of this Agreement, Section 2,

Section 7, Section 8 and Section 17 hereof shall survive such termination and remain in full force and effect.

10.  Notices.  Except as otherwise provided in this Agreement, all communications hereunder will be in writing and effective only on receipt, and, if sent to the Partnership Parties, will be mailed or delivered to TC PipeLines, LP, 717 Texas Street, Suite 2400, Houston, Texas 77002-2761; or if sent to Wells Fargo Securities, LLC, will be mailed or delivered to Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention:  Equity Syndicate Department (fax:  212-214-5918); or if sent to J.P. Morgan Securities LLC, will be mailed or delivered to JP Morgan Securities LLC, 383 Madison Avenue, 28th Floor, New York, New York 10179, Attention: Adam Rosenbluth; or if sent to Merrill Lynch, Pierce, Fenner & Smith Incorporated, will be mailed or delivered to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Thomas J. Openladen, Jr.; or if sent to SunTrust Robinson Humphrey, Inc., will be mailed or delivered to SunTrust Robinson Humphrey, Inc., 3333 Peachtree Rd. NE, 11th Floor, Atlanta, Georgia 30326, Attention: Geoff Fennel; or if sent to UBS Securities LLC, will be mailed or delivered to UBS Investment Bank, 153 West 51st Street, 5th Floor, New York, New York 10019, Attention: Legal Department (fax: 212-821-4042).

11.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12.  Applicable Law.  This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

13.  Venue.  Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any court within the Borough of Manhattan of New York City, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

14.  Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

15.  Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission.

16.  Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Units or any securities pursuant to this Agreement.

“Commission” means the Securities and Exchange Commission.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“Effective Date” means any date as of which any part of such registration statement relating to the Units became, or is deemed to have become, effective under the Securities Act, in accordance with the rules and regulations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Investment Company Act” means the Investment Company Act of 1940, as amended.”

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Units.

“NYSE” means the New York Stock Exchange.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” “Rule 433” and “Rule 462(b)” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” means a registration statement filed by the Partnership pursuant to Rule 462(b) for the purpose of registering any of the Units under the Securities Act, including the documents incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Units by the Managers outside of the United States.

17.  No Fiduciary Duty.  The Partnership hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and each Manager and any affiliate through which it may be acting, on the other, (b) each Manager is acting as principal and not as an agent or fiduciary of the Partnership and (c) the Partnership’s engagement of the Managers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising the Partnership on related or other matters).  The Partnership agrees that it will not claim that any Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership, in connection with such transaction or the process leading thereto.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Partnership and the Managers.

Very truly yours,

TC PipeLines, LP

By: TC PipeLines GP, Inc., its general partner

By:	/s/ Steven D. Becker
Name: Steven D. Becker
Title: President

By:	/s/ Stuart P. Kampel
Name: Stuart P. Kampel
Title: General Manager

Signature Page to Equity Distribution Agreement

Accepted:

Wells Fargo Securities, LLC

By:	/s/ Gregory M. Ogborn
Name: Gregory M. Ogborn
Title: Vice President

J.P. Morgan Securities LLC

By:	/s/ Adam S. Rosenbluth
Name: Adam S. Rosenbluth
Title: Executive Director

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Mark Scoby
Name: Mark Scoby
Title: Managing Director

SunTrust Robinson Humphrey, Inc.

By:	/s/ John M.H. Williams
Name: John M.H. Williams, II
Title: Managing Director

UBS Securities LLC

By:	/s/ Jane Dabney
Name: Jane Dabney
Title: Managing Director

By:	/s/ Andy Lam
Name: Andy Lam
Title: Associate Director

Signature Page to Equity Distribution Agreement

EXHIBIT A

AUTHORIZED INDIVIDUALS

Wells Fargo Securities, LLC

Jennifer Lynch

William O’Connell

Josie Callanan

Brian Reale

Craig Stampone

Greg Ogborn

Thomas DeLoache

Jeffy Joseph

Richard Maxwell

Kurtis Shumka

Ty Peterson

J.P. Morgan Securities LLC

Jimmy Salih

Ara Movsesian

Sanjeet Dewal

Adam Rosenbluth

Brett Chalmers

Merrill Lynch, Pierce, Fenner & Smith Incorporated

David Moran

Thomas Opladen

Christine Roemer

David Anders

Sumon Chaudhuri

Wade Webber

SunTrust Robinson Humphrey, Inc.

Geoff Fennel

Valerie Williams

UBS Securities LLC

Jane Dabney

Andy Lam

TC PipeLines, LP

Steven D. Becker

Stuart P. Kampel

William C. Morris

A-1

Jon A. Dobson

Nathan Brown

A-2

EXHIBIT B

SUBSIDIARIES OF THE PARTNERSHIP

TC PipeLines, LP

Nebraska

New York

TC PipeLines GP, Inc.

California

Illinois

Iowa

Minnesota

Montana

Nebraska

Nevada

New York

North Dakota

Oregon

South Dakota

Texas

TC GL Intermediate Limited Partnership

None

TC PipeLines Intermediate Limited Partnership

Illinois

Iowa

Minnesota

Montana

Nebraska

New York

North Dakota

South Dakota

Texas

TC Tuscarora Intermediate Limited Partnership

California

Nevada

Oregon

Bison Pipeline LLC
Montana
Nebraska
North Dakota
Texas
Wyoming

B-1

Gas Transmission Northwest LLC

Arizona
Idaho
Oregon
Texas
Washington

Great Lakes Gas Transmission Limited Partnership

Michigan

Minnesota

Wisconsin

North Baja Pipeline, LLC

Arizona

California

South Dakota

TC Pipelines Tuscarora LLC

Nevada

Tuscarora Gas Transmission Company

None

B-2

EXHIBIT C-1

FORM OF OPINION OF PARTNERSHIP COUNSEL

(1)                                 Each of the Partnership Entities, Bison, Great Lakes, GTN and North Baja has been duly formed and is validly existing in good standing as a corporation, limited partnership or limited liability company under the DGCL, the DRULPA or the Delaware LLC Act, as the case may be, with full corporate, partnership or limited liability company power and authority, as the case may be, to own or lease its properties and to conduct the businesses in which it is engaged, in each case in all material respects as described in the Registration Statement and the Prospectus.  Each of the Partnership Entities is duly registered or qualified as a foreign corporation or limited partnership, as the case may be, for the transaction of business and is in good standing under the laws of the jurisdictions set forth on Exhibit B to this Agreement.

(2)                                 The General Partner has full corporate power and corporate authority to act as the general partner of the Partnership and each of the Intermediate Partnerships, in each case in all material respects as described in the Registration Statement and the Prospectus.

(3)                                 Each of the Intermediate Partnerships has full partnership power and authority to act as the general partner of each of Great Lakes, NBPC or Tuscarora, as applicable, in each case in all material respects as described in the Registration Statement and the Prospectus.

(4)                                 The General Partner is the sole general partner of the Partnership and each of the Intermediate Partnerships with a 1.0% general partner interest in the Partnership and a 1.0101% general partner interest in each of the Intermediate Partnerships; such general partner interests have been duly authorized and validly issued in accordance with the Partnership Agreement and the Intermediate Partnership Agreements; and the General Partner owns such general partner interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DRULPA.

(5)                                 As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 62,327,766 Common Units and Incentive Distribution Rights.  Upon due action by an Authorized Partnership Representative pursuant to Section 2, the Units and the limited partner interests represented thereby will have been duly authorized by the Partnership when issued and delivered against payment therefor in accordance with the terms of this Agreement and the Resolutions, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-303 of the DRULPA and as described in the Prospectus).  The Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the DRULPA and as otherwise disclosed in the Prospectus).  The Common Units and the Incentive Distribution Rights conform as to legal matters in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

(6)                                 The Partnership owns a 98.9899% limited partner interest in each of the Intermediate Partnerships; such limited partner interests have been duly authorized and validly issued in accordance with the applicable Intermediate Partnership Agreement and are fully paid (to the extent required under the applicable Intermediate Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the DRULPA); and the Partnership owns such limited partner interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DRULPA.

(7)                                 TCGL Intermediate Partnership owns a 46.45% general partner interest in Great Lakes; such general partner interest has been duly authorized and validly issued in accordance with the Great Lakes Partnership Agreement; and TCGL Intermediate Partnership owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming TCGL Intermediate Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DRULPA.

(8)                                 TCP Intermediate Partnership owns a 70% membership interest in Bison; such membership interest has been duly authorized and validly issued in accordance with the Bison LLC Agreement; and TCP Intermediate Partnership owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming TCP Intermediate Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(9)                                 TCP Intermediate Partnership owns a 70% membership interest in GTN; such membership interest has been duly authorized and validly issued in accordance with the GTN LLC Agreement; and TCP Intermediate Partnership owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming TCP Intermediate Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(10)                          TCP Intermediate Partnership owns its general partner interest in NBPC free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming TCP Intermediate Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Texas Revised Partnership Act.

(11)                          TCP Intermediate Partnership owns a 100% membership interest in North Baja; such membership interest has been duly authorized and validly issued in accordance with the North Baja LLC Agreement; and TCP Intermediate Partnership owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming TCP Intermediate Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(12)                          TCT Intermediate Partnership owns its general partner interest in Tuscarora free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming TCT Intermediate Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under Nevada law.

(13)                          Except as have been waived or satisfied, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Partnership Entities pursuant to any of the Organizational Documents of the Partnership Entities, except as provided in Section 7.12 of the Partnership Agreement.  To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units by the Partnership as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, except such rights as have been waived or satisfied.

(14)                          This Agreement has been duly authorized, executed and delivered by the Partnership.

(15)                          The Partnership Agreement and the Intermediate Partnership Agreements have been duly authorized, executed and delivered by the General Partner and are valid and legally binding agreements of the General Partner, enforceable against the General Partner in accordance with its terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, provided further, that the indemnity, contribution and exoneration provisions contained in any such agreements may be limited by applicable laws and public policy.

(16)                          The Great Lakes Partnership Agreement has been duly authorized, executed and delivered by TCGL Intermediate Partnership and is a valid and legally binding agreement of TCGL Intermediate Partnership, enforceable against TCGL Intermediate Partnership in accordance with its terms; provided, that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, provided further, that the indemnity, contribution and exoneration provisions contained in such agreement may be limited by applicable laws and public policy.

(17)                          The Bison LLC Agreement is a valid and legally binding agreement of TCP Intermediate Partnership, enforceable against TCP Intermediate Partnership in accordance with its terms; provided, that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, provided further, that the indemnity, contribution and exoneration provisions contained in such agreement may be limited by applicable laws and public policy.

(18)                          The GTN LLC Agreement is a valid and legally binding agreement of TCP Intermediate Partnership, enforceable against TCP Intermediate Partnership in accordance with its terms; provided, that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, provided further, that the indemnity, contribution and exoneration provisions contained in such agreement may be limited by applicable laws and public policy.

(19)                          The North Baja LLC Agreement is a valid and legally binding agreement of TCP Intermediate Partnership, enforceable against TCP Intermediate Partnership in accordance with its terms; provided, that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, provided further, that the indemnity, contribution and exoneration provisions contained in such agreement may be limited by applicable laws and public policy.

(20)                          None of the issuance, offering and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership, or the consummation of the transactions contemplated hereby or thereby (A) constitutes or will constitute a violation of the Organizational Documents of the Partnership Entities, (B) constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default), any agreement filed or incorporated by reference as an exhibit to any documents which at the time are incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto (the “Incorporated Documents”) (including any amendment or supplement thereto), (C) violates or will violate any federal or Delaware statute, law or regulation, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the Partnership to perform its obligations under this Agreement.

(21)                          No permit, consent, approval, authorization, order, registration, filing or qualification of or with any Delaware or federal court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act and such as may be required under state securities or “Blue Sky” laws in connection with the distribution of the Units by the Managers in the manner contemplated in this Agreement and in the Prospectus.

(22)                          The statements in the Registration Statement and the Prospectus under the captions “Description of Common Units” and “Tax Considerations” and the description of the Partnership Agreement contained in the Partnership’s registration statement on Form 8-A/A, filed on November 12, 2009 as they constitute descriptions of agreements, fairly describe in all material respects the portions of the agreements addressed thereby, and insofar as they purport to constitute summaries of law or legal conclusions, fairly describe in all material respects the portions of the statutes and regulations addressed thereby, and the Common Units and the Incentive Distribution Rights conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(23)                          The Registration Statement has been declared effective by the Commission; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued, no proceedings for that purpose have been instituted or threatened.

(24)                          The Registration Statement and the Prospectus (including any amendment or supplement thereto) (except for the financial statements and the notes and the schedules thereto, and the other financial and statistical information included therein, as to which such counsel need not express any opinion) appear on their face to comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder.

(25)                          To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities or any of their subsidiaries or their property of a character required to be disclosed in the Registration Statement or the Prospectus which is not so disclosed in the Registration Statement and the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

(26)                          None of the Partnership Entities is and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, neither will be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), nothing has come to such counsel’s attention which would lead it to believe that: (A) any part of the Registration Statement, as of the latest Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B)  the Prospectus, as of its issue date and as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other financial and statistical information derived from the financial statements included or incorporated by reference therein, as to which such counsel need not comment).

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon statements and representations of officers and employees of the TCP Parties, to the extent they deem proper, and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the DRULPA, the DGCL and the Delaware LLC Act, (D) with respect to the opinions expressed in paragraph (i) above as to the due qualification or registration as a foreign limited partnership or corporation, as the case may be, of each the Partnership Entities, state that such opinions are based on certificates of foreign qualification or registration provided by the Secretary of State of the States listed on Exhibit B (each of which shall be dated as of a date not more than fourteen days prior to the date of such opinion and shall be provided to the Managers) and (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.

EXHIBIT D

OFFICER CERTIFICATE

The undersigned, the duly qualified and elected [    ], of TC PipeLines GP, Inc., the general partner of TC PipeLines, LP (the “Partnership”), a Delaware limited partnership, does hereby certify in such capacity and on behalf of the Partnership, pursuant to Section 4(n) of the Equity Distribution Agreement dated August 19, 2014 (the “Agreement”) by and among the Partnership and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and UBS Securities LLC, that to the knowledge of the undersigned:

(i)                                     The representations and warranties of the Partnership in Section 2 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii)                                  The Partnership has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions waived by the Managers).

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EXHIBIT E

ISSUER FREE WRITING PROSPECTUSES

None

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